Exhibit 99.4

                Avocent Revises Fourth Quarter Results

      Does Not Expect to Pay Contingent Consideration on LANdesk
                              Acquisition


    HUNTSVILLE, Ala.--(BUSINESS WIRE)--March 1, 2007--Avocent Corporation (NASDAQ: AVCT) announced today that it was revising previously reported fourth quarter revenue for its LANDesk Division to reduce revenue by $2.8 million and consolidated operational income by $1.9 million. Together with a reduction in tax expense discussed below, consolidated GAAP net income was reduced by $0.7 million. Avocent also announced that it now does not expect to pay the previously accrued contingent consideration of $27 million relating to the LANDesk acquisition.

    "We became aware that several previously recorded transactions did not meet the stringent revenue recognition criteria for sales of software and that certain royalties earned by LANDesk should have been recorded prior to the closing date of the acquisition," stated Edward
H. Blankenship, Avocent's chief financial officer. "These revenue adjustments were partially offset by lower management bonus accruals, and we will continue to evaluate certain other costs, primarily commissions, related to these transactions. We also determined that certain tax benefits relating to Avocent stock options exercised in 2006, which were assumed in prior acquisitions, should be included in the determination of net income instead of equity for GAAP purposes."

    As revised, Avocent's fourth quarter consolidated revenue increased 55% to $166.1 million in 2006 from $106.8 million in 2005 and fourth quarter operational income per diluted share increased to $0.59 in 2006 from $0.49 in 2005. Revised consolidated revenue for the year ended December 31, 2006 increased 41% to $520.9 million from $369.9 million in 2005. Revised operational income per diluted share increased to $1.96 in 2006 from $1.31 in 2005.

    "We remain very excited and optimistic about the many opportunities we have with LANDesk and the joint product development activities we have underway," added John Cooper, Avocent's chairman and chief executive officer. "Over the past few weeks I have talked with several key channel partners and LANDesk sales force members, and I am quite encouraged by the strength and depth of our relationships with these key contributors and the pipeline of potential deals we have to pursue."

    A summary of the revised results for the fourth quarter of 2006 follows at the end of this release. More information on the 2006 results can be found in Avocent's Annual Report on Form 10-K filed with the Securities and Exchange Commission today.

    Use of Non-GAAP Financial Measures

    Income prior to intangible amortization, stock compensation and in-process research and development expenses, or operational income as used in the attached financial statement schedules, is not a measure of financial performance under generally accepted accounting principles (GAAP) and should not be considered a substitute for or superior to GAAP. Avocent's management uses operational income as a financial measure to evaluate performance and allocate resources within the Company. Management believes this measure presents the Company's results on a more comparable operational basis by excluding non-cash amortization expenses, non-operational expenses associated with acquisitions, and non-cash stock-based compensation expense. Avocent believes that operational income is a measure of performance used by many investment banks, analysts, investors and others to make informed investment decisions. Other companies may calculate operational income in a different manner so this measure may not be comparable to similar measures presented by other companies. A reconciliation of Avocent's results using operational measures and GAAP is set forth in the condensed consolidated statements of operations included in this press release.

    About Avocent Corporation

    Avocent delivers IT operations and infrastructure management solutions for enterprises worldwide, helping customers to reduce costs and simplify complex IT environments via integrated, centralized in-band and out-of-band hardware and software. Through LANDesk, Avocent also is a leading provider of systems, security, and process management solutions. Additional information is available at: www.avocent.com.

    Forward-Looking Statements

    This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our opportunities and joint product development activities with LANDesk, the pipeline for future LANDesk deals, and the contingent consideration not earned or payable to former LANDesk shareholders. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in Avocent's annual report on Form 10-K filed with the Securities and Exchange Commission today. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.


                         AVOCENT CORPORATION
             Condensed Consolidated Statements of Income
           (Unaudited, in thousands, except per share data)

                        For the Quarter Ended December 31, 2006
                                  Stock
                 Operational  Compensation(a) Adjustment(b)    GAAP
                 ----------- ------------------------------- ---------

Net sales          $166,070                         $(1,206) $164,864
Cost of sales        56,292             $475          2,683    59,450
                 ----------- ---------------- -------------- ---------
  Gross profit      109,778             (475)        (3,889)  105,414

Research and
 development
 expenses            18,203            2,130              -    20,333
Selling, general
 and
 administrative
 expenses            49,955            3,823            151    53,929
Acquisition
 integration
 expenses               331                -              -       331
Amortization of
 intangible
 assets                   -                -          9,207     9,207
                 ----------- ---------------- -------------- ---------
  Operating
   income            41,289           (6,428)       (13,247)   21,614

Other income
 (expense), net      (1,283)               -              -    (1,283)
                 ----------- ---------------- -------------- ---------
Income before
 income taxes        40,006           (6,428)       (13,247)   20,331

Provision for
 income taxes         9,404           (2,546)        (2,995)    3,863
                 ----------- ---------------- -------------- ---------
Net income          $30,602          $(3,882)      $(10,252)  $16,468
                 =========== ================ ============== =========

Earnings per
 share:
  Basic               $0.60                                     $0.32
  Diluted             $0.59                                     $0.32

Weighted average
 shares and
 common
 equivalents
 outstanding:
  Basic              50,826                -              -    50,826
  Diluted            52,110                -              -    52,110


                         For the Year Ended December 31, 2006
                                  Stock
                 Operational  Compensation(a) Adjustments(b)   GAAP
                 ----------- ------------------------------- ---------

Net sales          $520,881                         $(1,686) $519,195
Cost of sales       192,869             $977          3,577   197,423
                 ----------- ---------------- -------------- ---------
  Gross profit      328,012             (977)        (5,263)  321,772

Research and
 development
 expenses            59,564            4,302              -    63,866
Acquired in-
 process
 research and
 development
 expenses                 -                -         20,700    20,700
Selling, general
 and
 administrative
 expenses           138,435            9,307            603   148,345
Acquisition
 integration
 expenses             3,904                -              -     3,904
Amortization of
 intangible
 assets                   -                -         23,049    23,049
                 ----------- ---------------- -------------- ---------
  Operating
   income           126,109          (14,586)       (49,615)   61,908

Other income
 (expense), net       3,784                -              -     3,784
                 ----------- ---------------- -------------- ---------
Income before
 income taxes       129,893          (14,586)       (49,615)   65,692

Provision for
 income taxes        32,748           (4,862)        (7,726)   20,160
                 ----------- ---------------- -------------- ---------
Net income          $97,145          $(9,724)      $(41,889)  $45,532
                 =========== ================ ============== =========

Earnings per
 share:
  Basic               $2.00                                     $0.94
  Diluted             $1.96                                     $0.92

Weighted average
 shares and
 common
 equivalents
 outstanding:
  Basic              48,548                -              -    48,548
  Diluted            49,475                -              -    49,475


(a) Stock Compensation relates to expensing of stock options, restricted stock units and performance shares. Avocent adopted SFAS 123R effective January 1, 2006 and began recording expense related to outstanding unvested stock options on that date as well as on subsequent equity compensation grants.

(b) Adjustments related to acquired in-process research and development expense from the Cyclades and LANDesk acquisitions, depreciation and amortization of the purchase accounting adjustment to deferred revenue and intangibles recorded as the result of acquisitions.


                         AVOCENT CORPORATION
                Condensed Consolidated Balance Sheets
                      (Unaudited, in thousands)

                                   December 31, 2006 December 31, 2005
                                   ----------------- -----------------

Cash, cash equivalents and short-
 term investments                          $107,165          $293,903
Accounts receivable, net                    126,471            68,712
Inventories, net                             41,765            21,178
Other current assets                         17,269            10,524
Deferred income tax                           7,355             4,054
                                   ----------------- -----------------
  Total current assets                      300,025           398,371

Investments                                     987            51,939
Property and equipment, net                  38,004            36,801
Goodwill                                    607,488           269,992
Other intangible assets, net                209,674            15,763
Other assets                                  2,676               885
                                   ----------------- -----------------
Total assets                             $1,158,854          $773,751
                                   ================= =================


Accounts payable and other accrued
 expenses                                   $41,771           $23,569
Income tax payable                           17,364            11,270
Deferred revenue                             44,453             1,702
Other current liabilities                    29,754            17,206
                                   ----------------- -----------------
  Total current liabilities                 133,342            53,747

Line of credit obligation                   150,000                 -
Deferred income taxes                        30,377             2,564
Deferred revenue, net of current
 portion                                     10,070             1,065
Other non-current liabilities                 1,222             1,053
                                   ----------------- -----------------
Total liabilities                           325,011            58,429

Total stockholders' equity                  833,843           715,322

                                   ----------------- -----------------
Total liabilities and
 stockholders' equity                    $1,158,854          $773,751
                                   ================= =================



                   Additional Financial Information
                      (Unaudited, in thousands)

                                     Quarter Ended      Year Ended
                                   December 31, 2006 December 31, 2006
                                   ----------------- -----------------
Revenue by Distribution Channel
----------------------------------
Branded                                    $108,050          $313,567
OEM                                          58,020           207,314
                                   ----------------- -----------------
  Total                                    $166,070          $520,881
                                   ================= =================

Revenue by Division
----------------------------------
Management Systems                         $124,259          $426,412
LANDesk                                      26,846            40,368
Embedded Software and Solutions               9,437            33,766
Other business units                          4,704            16,658
Corporate and unallocated                       824             3,677
                                   ----------------- -----------------
  Total                                    $166,070          $520,881
                                   ================= =================


LANDesk Division Revenues by Type
----------------------------------
Licenses and royalties                      $16,792           $27,049
Maintenance and services                     10,054            13,319
                                   ----------------- -----------------
  Total                                     $26,846           $40,368
                                   ================= =================


Operating Profit (Loss) by
 Division (Excludes stock-based
 compensation expense)
----------------------------------

Management Systems                          $41,869          $129,906
LANDesk                                       1,993             7,897
Embedded Software and Solutions               4,018            12,816
Other business units                         (3,163)          (13,240)
Corporate and unallocated                    (3,428)          (11,270)
                                   ----------------- -----------------
  Total                                     $41,289          $126,109
                                   ================= =================


    CONTACT: Avocent Corporation
             Edward H. Blankenship, 256-217-1301
             Senior Vice President of Finance and
             Chief Financial Officer